EX-99.23(i)

                        BLAZZARD, GRODD & HASENAUER, P.C.
                               943 Post Road East
                                 P.O. Box 5108
                               Westport, CT 06881



                                                     October 22, 2001



Board of Trustees
JNL Series Trust
One Corporate Way
Lansing, MI 48951

         Re: Opinion of Counsel - JNL Series Trust

Gentlemen:

     You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A with respect to the JNL Series Trust.

     We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     We are of the following opinions:

     1. JNL Series Trust ("Trust") is a valid and existing unincorporated voluntary association, commonly known as a business trust.

     2. The Trust is a business Trust created and validly existing pursuant to the Massachusetts Laws.

Board of Trustees
JNL Series Trust
October 22, 2001
Page 2



     3. All of the prescribed Trust procedures for the issuance of the shares have been followed, and, when such shares are issued in accordance with the Prospectus contained in the Registration Statement for such shares, all state requirements relating to such Trust shares will have been complied with.

     4. Upon the acceptance of purchase payments made by shareholders in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such shareholders will have legally-issued, fully paid, non-assessable shares of the Trust.

     You may use this opinion letter, or a copy thereof, as an exhibit to the Registration.

                                            Sincerely,

                                            BLAZZARD, GRODD & HASENAUER, P.C.

                                            By:_/s/ Raymond A. O'Hara III______
                                            Raymond A. O'Hara III